As filed with the Securities and Exchange Commission on December 18, 2008

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-1133368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Corporate Circle, Golden, Colorado  80401

(Address of Principal Executive Offices) (Zip Code)

2008 Omnibus Equity Incentive Compensation Plan

(Full title of the plan)

Boyd E. Hoback

President and Chief Executive Officer

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado  80401

(Name and address of agent for service)

(303) 384-1400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ( )	Accelerated filer ( )
Non-accelerated filer ( ) (Do not check if a smaller reporting company)	Smaller reporting company (x)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	450,000 shares (1)	$1.32 (2)	$594,000 (2)	$33.15 (3)

(1)   Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares that become issuable as a result of a stock split, stock dividend or similar transaction.

(2)   Solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, the offering price shown is based upon the price of $1.32 per share, which is the average of the high $1.32 and low $1.32 selling prices for the registrant's common stock as reported on the NASDAQ Capital Market on December 12, 2008.

(3)   Calculated under Section 6(b) of the Securities Act as 0.0000558 of $594,000.

EXPLANATORY NOTE

The Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan (the "Plan") shall serve as the successor to the Good Times Restaurants Inc. 2001 Stock Option Plan (the "Predecessor Plan"), and no further grants shall be made under the Predecessor Plan from and after the effective date of the Plan.  The Plan covers a stated total of 150,000 shares of common stock, plus up to a total of 300,000 shares of common stock covered under the Predecessor Plan which may, subject to the terms and conditions of the Plan, become available for issuance under the Plan.

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Part I

Information Required in the Section 10(a) Prospectus

Documents containing the information specified in Part I will be sent or given to participants in the 2008 Omnibus Equity Incentive Compensation Plan of Good Times Restaurants Inc. as specified by Rule 428(b)(1) under the Securities Act of 1933.  Those documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

(1)        The registrant's Annual Report on Form 10-KSB for the year ended September 30, 2007;

(2)        The registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended December 31, 2007, March 31, 2008 and June 30, 2008;

(3)        The registrant's Current Reports on Form 8-K filed on December 6, 2007, December 31, 2007, January 30, 2008, March 12, 2008, June 26, 2008, July 2, 2008, and August 21, 2008 (in each case, except for information furnished pursuant to Item 2.02 or Item 7.01 thereof); and

(4)        The description of the registrant's common stock, par value $.001, contained in the registrant's Registration Statement on Form 8-A filed on May 14, 1990, including any further amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies and supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

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Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The registrant is a Nevada corporation.  Nevada General Corporation Law contains provisions for the indemnification and insurance of directors, officers, employees and agents of a Nevada corporation against liabilities which they may incur in their capacities as such.  Those provisions have the following general effects:

(a)        Under Subsection 1 of Section 78.7502 of the Nevada General Corporation Law, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, because the person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he (i) is not liable to the corporation or its stockholders under Section 78.138 of the Nevada General Corporation Law, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Section 78.138 provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

(b)        Under Subsection 2 of Section 78.7502, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if he (i) is not liable to the corporation or its stockholders under Section 78.138, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

(c)        Under Subsection 3 of Section 78.7502, a Nevada corporation must indemnify a director, officer, employee or agent to the extent that he has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

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(d)        Under Section 78.752, a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation for any liability asserted against him and liability and expenses incurred by the person in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Article IX of the registrant's articles of incorporation provides as follows:

The Corporation shall indemnify all officers, directors and agents of the Corporation to the fullest extent permitted by Nevada law, as the same exists or may hereafter be amended.  Such indemnification shall include, but not be limited to, indemnification against monetary damages for breach of fiduciary duty.

In addition, Article IX of the registrant's bylaws contains detailed provisions which have the general effect of providing for indemnification of directors and officers to the fullest extent permitted by Nevada law.  The bylaws also provide that the board of directors may direct that the registrant purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are furnished as part of this registration statement:

Exhibit No.	Description
5.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23.1*	Consent of Hein & Associates LLP
23.2*	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereof)
99.1

Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan (filed on January 30, 2008 as Exhibit 10.1 to the registrant's Current Report on Form 8-K and incorporated herein by reference)

__________________________

* Filed herewith.

Item 9.  Undertakings.

(a)        Rule 415 Offering.  The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)        To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        Filings incorporating subsequent Exchange Act documents.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)        Filing of registration statement on Form S-8.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on December 18, 2008.

GOOD TIMES RESTAURANTS INC.

By:  /s/ Boyd E. Hoback_______________

        Boyd E. Hoback

        President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes, constitutes and appoints Boyd E. Hoback his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

Date

/s/ Eric W. Reinhard Eric W. Reinhard	Chairman of the Board and Chief Development Officer	December 17, 2008
/s/ Boyd E. Hoback Boyd E. Hoback	President and Chief Executive Officer and Director	December 17, 2008
/s/ Susan M. Knutson Susan M. Knutson	Controller and Principal Financial Officer	December 17, 2008
/s/ Geoffrey R. Bailey Geoffrey R. Bailey	Director	December 17, 2008
/s/ Ron Goodson Ron Goodson	Director	December 17, 2008
/s/ David Grissen David Grissen	Director	December 17, 2008
/s/ Richard J. Stark Richard J. Stark	Director	December 17, 2008
/s/ Alan A. Teran Alan A. Teran	Director	December 17, 2008

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INDEX TO EXHIBITS

Exhibit No.	Description

5.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23.1*	Consent of Hein & Associates LLP
23.2*	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereof)
99.1

Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan (filed on January 30, 2008 as Exhibit 10.1 to the registrant's Current Report on Form 8-K and incorporated herein by reference)

__________________________

* Filed herewith.